Exhibit 99.1

AzurRx BioPharma Requests Protocol Amendment to Phase 2b OPTION 2 Study of MS1819 in Cystic Fibrosis Patients

Potential to add additional study arm utilizing immediate release capsules

Trial objectives, endpoints and statistical analysis to remain the same

DELRAY BEACH, Florida, Nov. 17, 2020 (GLOBE NEWSWIRE) -- AzurRx BioPharma, Inc. (NASDAQ:AZRX) (“AzurRx” or the “Company”), a company specializing in the development of non-systemic, recombinant therapies for gastrointestinal diseases, today announced that it will be submitting a protocol amendment request to the U.S. Food and Drug Administration (FDA) for its Phase 2b OPTION 2 trial of MS1819 for the treatment of exocrine pancreatic insufficiency in patients with cystic fibrosis.  The proposed amendment will add a study arm that uses an immediate release MS1819 capsule, allowing the Company to compare data from the existing arm that uses enteric (delayed release) capsules with data from the new arm, and ultimately select the optimal delivery method.

“We are pleased to announce that our OPTION 2 trial is well ahead of schedule and almost fully enrolled without any safety issues being observed,” said Dr. James Pennington, Chief Medical Officer of AzurRx. “As this trial progresses, we believe there may be significant clinical value in adding a study arm that uses our immediate release capsules. Our intention is to identify the optimal delivery method and potentially provide additional scientific support and optionality for MS1819.”

Dr. Pennington added, “The key objectives of any Phase 2 program are to test for safety and efficacy, but another important goal is to determine appropriate doses and drug delivery method prior to entering the Phase 3 portion of the clinical program. If the amendment is accepted by the FDA, we anticipate enrollment into the new study arm to begin in December 2020.”

James Sapirstein, CEO of AzurRx commented, “The protocol amendment represents an opportunity to gain valuable additional clinical data with no significant increase in overall trial costs or delays to our timeline projections. We remain on target to release top line data in the first quarter of 2021, as has been our guidance to date.”

About AzurRx BioPharma, Inc.

AzurRx BioPharma, Inc. (NASDAQ: AZRX) is a biopharmaceutical company specialized in the research and development of non-systemic biologics for gastrointestinal disorders. The Company is focused on the development of its lead drug candidate, MS1819. AzurRx is currently conducting two Phase 2 clinical trials of MS1819: the OPTION 2 monotherapy trial, and the Combination therapy trial, consisting of MS1819 in conjunction with porcine-derived pancreatic enzyme replacement therapy, the current standard of care. The Company is headquartered in Delray Beach, Florida with clinical operations in Hayward, California. Additional information on the Company can be found at www.azurrx.com.

Forward-Looking Statements

This press release may contain certain statements relating to future results which are forward-looking statements. These statements are not historical facts, but instead represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements, including whether results obtained in preclinical and nonclinical studies and clinical trials will be indicative of results obtained in future clinical trials; whether preliminary or interim results from a clinical trial such as the interim results presented will be indicative of the final results of the trial. Additional information concerning the Company and its business, including a discussion of factors that could materially affect the Company’s financial results, including those related to the clinical development of MS1819, the results of its clinical trials, and the impact of the coronavirus (COVID-19) pandemic on the Company’s operations and current and planned clinical trials, including, but not limited to delays in clinical trial recruitment and participation are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 under the heading “Risk Factors,” as well as the Company’s subsequent filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For more information:

AzurRx BioPharma, Inc.
760 Parkside Avenue, Suite 327F
Brooklyn, NY 11226
Phone: (646)-699-7855
info@azurrx.com

Investor Relations contact:

LifeSci Advisors, LLC.
Hans Vitzthum, Managing Director
1 International Place, Suite 1480
Boston, MA 02110
Phone: 617-430-7578
hans@lifesciadvisors.com